AMENDMENT NO. FOUR TO THE LOAN

                             AND SECURITY AGREEMENT
                               PATTEN CORPORATION



     This Amendment No. Four To The Loan And Security Agreement (the "Amendment") is entered into as of the 15th day of June, 1995, by and between PATTEN CORPORATION, a Massachusetts corporation ("Borrower"), whose chief executive office is located at 5295 Town Center Road, Suite 400, Boca Raton,
Florida 33486 and FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 1 1 1 1 1 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, in light of the following facts:


     FACT ONE- Foothill and Borrower have previously entered into that certain Loan And Security Agreement, dated as of October 29, 1993 (as amended and supplemented, the "Agreement").



     FACT TWO: Foothill and Borrower desire to amend the Agreement as provided herein. Terms defined in the Agreement which are used herein shall have the same meanings as set forth in the Agreement, unless otherwise specified.



NOW, THEREFORE, Foothill and Borrower hereby modify and amend the Agreement as follows:



     1. The Definition "Maximum Amount" under Section 1.1 of the Agreement is hereby amended in its entirety to read as follows: " Amount" means the sum of
(i) Eleven Million Five Hundred Thousand Dollars ($11,500,000) from June 8, 1995 through September 8, 1995 and (ii) Ten Million Dollars ($10,000,000) after September 8, 1995."



     2. Borrower shall pay to Foothill a fee of $15,000. Said fee shall be fullyearned, non-refundable, and due and payable on the date of signing and delivery of this Amendment by Borrower to Foothill.



     3. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as supplemented, amended and modified, shall remain in full force and effect.



IN WITNESS THEREOF, Borrower and Foothill have executed this Amendment as of the day and year first written above.



FOOTHILL CAPITAL CORPORATION



By
Kevin M. Coyle







PATTEN CORPORATION



By